Exhibit 10.8

SUMMARY OF UNWRITTEN EMPLOYMENT ARRANGEMENT WITH MARK J. COLA

Mark J. Cola, President, Chief Executive Officer and Chief Operating Officer of Sigma Labs, Inc., a Nevada corporation (the “Company”), has entered into an “at will” unwritten employment arrangement with the Company.  Under Mr. Cola’s employment arrangement, Mr. Cola’s salary is $15,000 per month, and he is eligible to receive medical and dental benefits, life insurance, and long term and short term disability coverage. Further, Mr. Cola is eligible to participate in the Company’s 2011 Equity Incentive Plan and 2013 Equity Incentive Plan.

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